SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted
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☒	Definitive Proxy Statement

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NEW FOCUS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEW FOCUS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 28, 2003

To our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of NEW FOCUS, INC., a Delaware corporation (“New Focus”). The Annual Meeting will be held on Wednesday, May 28, 2003, at 10:00 a.m. local time, at the Silicon Valley Conference Center, 2161 North First Street, San Jose, California 95131 for the following purposes:

1.  To elect two Class III directors to serve until the 2006 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

2.  To approve an amendment to the 2000 Director Option Plan to increase the automatic annual share grant to non-employee directors from 5,000 shares to 10,000 shares.

3.  To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 28, 2003.

4.  To transact such other business as may properly come before the Annual Meeting or before any adjournments thereof, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only stockholders of record at the close of business on April 1, 2003 are entitled to notice of, and to vote at, the Annual Meeting.

You are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and date the enclosed Proxy Card and return it as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Alternatively, you may vote by telephone or by using the Internet as instructed on the enclosed Proxy Card. If you attend the Annual Meeting, you may vote in person even if you have previously returned a proxy.

Sincerely,

Nicola Pignati

President and Chief Executive Officer

San Jose, California

April 15, 2003

YOUR VOTE IS IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR TELEPHONE, IF AVAILABLE, BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR VOTING FORM THAT YOU RECEIVE. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

i

NEW FOCUS, INC.

PROXY STATEMENT FOR 2003

ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The accompanying Proxy is solicited on behalf of the New Focus Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held Wednesday May 28, 2003 at 10:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Silicon Valley Conference Center, 2161 North First Street, San Jose, California 95131. The telephone number at that location is (408) 967-7000.

These proxy solicitation materials and the Annual Report on Form 10-K for the year ended December 29, 2002, including financial statements (the “Annual Report”), were first mailed on or about April 15, 2003 to all stockholders entitled to vote at the Annual Meeting. In addition, we will provide, without charge, a copy of the Annual Report to each stockholder solicited by these proxy solicitation materials, upon written request at our principal executive offices, 2584 Junction Avenue, San Jose, California 95134, attention Chief Financial Officer. You can also access our Securities and Exchange Commission (“SEC”) filings, including the Annual Report, on our website at www.newfocus.com. If you share an address with another stockholder and a single copy of these proxy solicitation materials and the Annual Report was delivered to such shared address, we will provide, without charge, a copy of the proxy solicitation materials and the Annual Report, upon written or oral request to our principal executive offices, attention Chief Financial Officer.

Record Date; Voting and Outstanding Shares

You may vote at the Annual Meeting if our records show that you owned shares of New Focus as of April 1, 2003 (the “Record Date”). As of the Record Date, 63,622,194 shares of our common stock were issued and outstanding and held of record by approximately 370 stockholders. As of the Record Date, we had no shares of preferred stock outstanding. You are entitled to one vote per share on all matters presented at the Annual Meeting.

Voting Electronically Via the Internet or By Telephone

If your shares are registered in your own name with Equiserve, you may vote either via the Internet or by calling Equiserve. You can find specific instructions for voting via the Internet or by telephone on the enclosed Proxy Card. The Internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your instructions have been properly recorded.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper Proxy Card in the self-addressed, postage-paid envelope provided.

Quorum; Required Vote

The Annual Meeting will be held if a majority of the outstanding shares entitled to vote is represented in person or by proxy at the Annual Meeting. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you wish to abstain from voting on some or all of the matters at the meeting. If a majority of the shares is not represented in person or by proxy at the Annual Meeting, the meeting may be adjourned to a later date for the purpose of obtaining a quorum. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” from a matter are treated as being present at the Annual Meeting for determining the presence of a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter. Accordingly, abstentions will have the same effect as a vote against a proposal, with the exception of the proposal for the election of directors. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists.

If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote, your broker may have authority to vote your shares. If your broker does not have the authority to vote your shares in the absence of specific voting instructions, your shares will be treated as abstaining from voting. The New York Stock Exchange has proposed new regulations that would prohibit brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. This new rule may become effective before the meeting, in which case, for shares held through a broker or other nominee who is a NYSE member organization, your shares will only be voted in favor of Proposal 2 if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of that proposal.

Revocability of Proxies

Whether or not you are able to attend the Annual Meeting, we urge you to submit your proxy, which is solicited by the Board and which, when properly completed, will be voted as you direct. In the event no directions are specified, such proxies will be voted in accordance with the following recommendations of the Board:

•	FOR the re-election of Dr. Peter F. Bordui and Don G. Hallacy to the Board (Proposal One);

•	FOR the amendment of the 2000 Director Option Plan to increase the annual automatic share grant to directors from 5,000 shares to 10,000 shares (Proposal Two); and

•	FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for 2003 (Proposal Three).

You may revoke or change your proxy vote at any time before the Annual Meeting by sending a written notice of revocation or submitting another Proxy Card with a later date to New Focus (Attn: William L. Potts, Jr., Chief Financial Officer and Secretary) at our principal executive offices located at 2584 Junction Avenue, San Jose, California 95134 before the beginning of the Annual Meeting. You may also revoke your proxy vote by attending the Annual Meeting and voting in person.

Solicitation of Proxies

This solicitation of proxies is made by the Board, and all related costs will be borne by us. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, in person, by telephone or facsimile, or via the Internet. Except as described above, we do not presently intend to solicit proxies other than by mail and via the Internet.

Stockholder Proposals to Be Presented at the Next Stockholder Meeting

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the SEC. Proposals of New Focus stockholders that are intended to be presented by such stockholders at our 2004 Annual Meeting of Stockholders must be received by us no later than December 17, 2003, to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting. Stockholder proposals that are not intended to be included in New Focus’ proxy materials for such meeting but that are intended to be presented by the stockholders from the floor are subject to advance notice procedures. Under our Bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, our Corporate Secretary not later than 90 days prior to the next annual meeting of stockholders (under the assumption that the next annual meeting of stockholders will occur on the same calendar day as the day of the most recent annual meeting of stockholders). The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) a representation that the stockholder making the proposal is the holder of the shares and will be present, in person or by proxy, at the meeting to introduce the proposal; and (d) any other information that is required to be provided by such stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

PROPOSAL ONE

ELECTION OF DIRECTORS

We have a classified Board currently consisting of two Class I directors, Dr. Winston S. Fu and Nicola Pignati; two Class II directors, John Dexheimer and one vacancy; and two Class III directors, Dr. Peter F. Bordui and Don G. Hallacy. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director or that director’s successor is duly elected and qualified.

The Nominating and Governance Committee of the Board selected, and the Board approved, Dr. Peter F. Bordui and Don G. Hallacy as nominees for election at the Annual Meeting to Class III of the Board. If elected, Dr. Bordui and Mr. Hallacy will each serve as a director until the annual meeting in 2006, or until their respective successors are elected and qualified or until their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for Dr. Bordui and Mr. Hallacy. Because our Bylaws provide for a classified Board, only two Class III directors are being elected at the Annual Meeting; proxies cannot be voted for a greater number of persons than the number of nominees named. If either Dr. Bordui or Mr. Hallacy is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board. We are not aware of any reason that either Dr. Bordui or Mr. Hallacy would be unable or unwilling to serve as a director. If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the Board. Abstentions and “broker non-votes” will have no effect on the election of directors.

The following table sets forth certain information regarding our directors and the Class III nominees as of April 1, 2003:

Name	Age	Position	Director Since
Class I directors elected at the 2001 Annual Meeting:
Dr. Winston S. Fu(1)(3)	36	Director	1999
Nicola Pignati	53	Chairman of the Board, President and Chief Executive Officer	2002
Class II director elected at the 2002 Annual Meeting:
John Dexheimer(1)(2)(3)	48	Director	1998

Class III nominees to be elected at the 2003 Annual Meeting of Stockholders:
Dr. Peter F. Bordui(1)(3)	42	Director	2001
Don G. Hallacy(2)	46	Director	2001

(1)	Member of the Audit Committee. Mr. Dexheimer is Chairman of the Audit Committee.
(2)	Member of the Compensation Committee. Mr. Hallacy is Chairman of the Compensation Committee.
(3)	Member of the Nominating and Governance Committee. Dr. Bordui is Chairman of the Nominating and Governance Committee.

There is no family relationship between any of our directors or executive officers.

Dr. Winston S. Fu has served on our Board since June 1999. Dr. Fu is a non-managing member of Presidio Management Group VI, LLC, the general partner of U.S. Venture Partners, a venture capital firm. Prior to joining U.S. Venture Partners in August 1997, Dr. Fu was enrolled in the M.B.A. program at Northwestern University. Prior to that, Dr. Fu served as the director of product marketing and in various other positions at Vixel Corporation, a manufacturer of fiber channel products. Dr. Fu holds a B.S. in physics from Massachusetts Institute of Technology, an M.B.A. from Kellogg Graduate School of Management (Northwestern University) and a Ph.D. in applied physics from Stanford University.

Nicola Pignati has served as our President and Chief Executive Officer since April 2002. Mr. Pignati has served on our Board since October 2002 when he was also elected Chairman of the Board. Mr. Pignati’s other positions since joining New Focus include Chief Operating Officer and Executive Vice President. From April 1996 until joining New Focus, Mr. Pignati was President, Chief Executive Officer and founder of MMC Technology, Inc., a supplier of high capacity thin-film disks for storage of digital data. Mr. Pignati received both a B.S. and an M.S. in mechanical engineering from San Jose State University.

John Dexheimer has served on our Board since July 1998. Since January 1999, he has served as President of Lightwave Advisors, Inc., a venture capital and business development advisor. From March 1990 through January 1999, Mr. Dexheimer was a managing director and partner at C.E. Unterberg Towbin, an investment banking and venture capital firm, and its predecessor, Unterberg Harris. Mr. Dexheimer holds a B.S. from the University of Minnesota Institute of Technology and an M.B.A. from Harvard University.

Dr. Peter F. Bordui has served on our Board since December 2001. From January 1999 to December 2001, Dr. Bordui served first as Vice President and General Manager, Netherlands and then as Vice President and General Manager, Source Lasers for JDS Uniphase Corporation, a fiber optic communications product manufacturer. From September 1992 through January 1999, Dr. Bordui was Vice President and General Manager, Materials Division for Crystal Technology, Inc., a Siemens Company and optical component manufacturer. Dr. Bordui currently serves as chairman of Photonic Materials, Ltd. in Scotland and as director of Intense Photonics, Ltd., each an optical component company. Dr. Bordui holds a B.S., M.S. and Ph.D. in material science and engineering from the Massachusetts Institute of Technology.

Don G. Hallacy has served on our Board since December 2001. Since March 2002, he has served as Chief Information Officer for the Domestic Operations group of BellSouth Corporation, a provider of communications services. From April 2000 to March 2002, Mr. Hallacy served first as President of Internet Services and then as President of Technology Services for Sprint Corporation, a communications company. From April 1999 until April 2000, Mr. Hallacy was President and Chief Executive Officer of Eltrax Systems, Inc., now Verso Technologies, Inc., a provider of network communications products and services. From February 1992 until April 1999, Mr. Hallacy held several senior leadership positions with Sprint in the areas of strategic growth, data networks operations, technology integration and emerging technologies. Mr. Hallacy holds a B.A. in economics and computational math from Albion College in Michigan.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF

DR. PETER F. BORDUI AND DON G. HALLACY TO THE BOARD OF DIRECTORS.

Board of Directors Meetings and Committees

The Board held a total of eleven (11) meetings (including seven (7) regularly scheduled meetings) during fiscal year 2002. All directors attended at least 75% of the meetings of the Board and committees of which they were members held during fiscal year 2002.

Our Board currently has three committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. All members of these committees are independent non-employee directors. From time to time, the Board establishes other committees for special purposes. Each of our committees serves at the discretion of the Board.

The Audit Committee.    The Audit Committee currently consists of three non-employee directors, each of whom meets the independence requirements of the Nasdaq National Market: Dr. Bordui, Mr. Dexheimer, who is the Chairman, and Dr. Fu. The Audit Committee held a total of seven (7) meetings during fiscal year 2002 and also acted by unanimous written consent. The Board recently amended the charter for the Audit Committee, which is attached to this Proxy Statement as Exhibit A. Among other things authorized in its charter, the Audit Committee selects the independent auditors; pre-approves audit and non-audit services provided by the independent auditors; reviews the results and scope of audit and other professional services provided by the independent auditors; reviews the independence of the independent auditors; reviews and evaluates the accounting principles and auditing practices and procedures to be used in preparing the financial statements; receives and considers comments from the independent auditors and other outside advisors on our internal controls; and oversees compliance with SEC regulations with respect to audit activities. In addition, the Audit Committee meets with our independent auditors on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. The Audit Committee also meets with our independent auditors to approve the annual scope of the audit services to be performed.

The Compensation Committee.    The Compensation Committee consists of Mr. Dexheimer and Mr. Hallacy, who is the Chairman. Mr. Hallacy became a member of the Compensation Committee on February 6, 2002, when Robert Pavey resigned from the Board. The Compensation Committee held six (6) meetings during fiscal year 2002, and also acted in a number of instances on various matters by unanimous written consent. The Board recently amended the Compensation Committee charter. Among other things authorized in its charter, the Compensation Committee approves salary, bonus and equity compensation for our executive officers; approves compensation goals, guidelines and bonus criteria for all executive officers and employees; and administers our stock option plans.

Nominating and Governance Committee.    On October 9, 2002, the Board established a Nominating and Governance Committee, which consists of Dr. Bordui, who is the Chairman, Mr. Dexheimer and Dr. Fu. The Nominating and Governance Committee held two meetings during fiscal year 2002. The Nominating and Governance Committee operates under a written charter. Among other things authorized in its charter, the Nominating and Governance Committee considers and periodically reports on matters relating to the identification, selection and qualifications of candidates to the Board and its committees; develops and recommends governance principles applicable to us; oversees the evaluation of the Board and management; and makes recommendations to the Board regarding compensation of directors.

The Nominating and Governance Committee will consider nominations made by stockholders. If you wish to submit names of prospective nominees for consideration by the Nominating and Governance Committee, you should do so in writing to our President and Chief Executive Officer. Nominating procedures are discussed in greater detail in our Bylaws, which have been filed with the SEC and will be provided to you upon written request.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2002, no member of the Compensation Committee was an officer or employee of New Focus while he was a member of the Compensation Committee. During fiscal year 2002, no member of the Compensation Committee served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO THE 2000 DIRECTOR OPTION PLAN TO

INCREASE THE ANNUAL AUTOMATIC SHARE GRANT TO NON-EMPLOYEE

DIRECTORS FROM 5,000 SHARES OF COMMON STOCK TO 10,000 SHARES OF

COMMON STOCK

At the Annual Meeting, you are being asked to approve an amendment to the 2000 Director Option Plan (the “Director Plan”) to increase the automatic share grant under the Director Plan to non-employee directors from 5,000 shares of common stock to 10,000 shares of common stock per year.

The Compensation Committee recommended to the Board an increase in director compensation, including this proposed amendment to the Director Plan. The Compensation Committee based its recommendation on an analysis of director compensation of comparable companies and the increased responsibilities of directors of public companies. In October 2002, the Board authorized the amendment to the Director Plan described in this Proposal Two, subject to your approval. A general description of the provisions of the Director Plan follows below.

The Board believes that the Director Plan is an important factor in attracting and retaining highly-qualified and experienced individuals to serve as directors. Accordingly, the Board believes that the amendment described in this Proposal Two would be in the best interests of New Focus and its stockholders.

Vot e Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to approve Proposal Two. Abstentions and broker non-votes that have not been specifically voted in favor of Proposal Two will have the effect of a vote “against” Proposal Two.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE AMENDMENT TO THE 2000 DIRECTOR OPTION PLAN.

Summary of the Director Plan

The following is a summary of the material features of the Director Plan.

Purpose.    The purposes of the Director Plan are to (i) attract and retain the best available personnel for service as non-employee directors, (ii) provide additional incentive to non-employee directors to serve as directors and (iii) encourage their continued service on the Board.

Administration.    The Director Plan provides for automatic non-discretionary option grants as described in “Automatic Option Grants” below.

Shares Available for Grant.    500,000 shares of common stock are reserved for issuance under the Director Plan.

Eligibility.    The Director Plan provides that options may be granted only to non-employee directors. All grants are automatic and are not subject to the discretion of any person. As of April 1, 2003, four directors were eligible to participate in the Director Plan.

Automatic Option Grants.    The Director Plan provides for the automatic grant of non-statutory options to our non-employee directors. Each non-employee director is automatically granted an option to purchase 25,000 shares of our common stock on the date on which such person first becomes a director, whether through election by the New Focus stockholders or appointment by the Board to fill a vacancy (“First Option”). Thereafter, each non-employee director is automatically granted an additional option to purchase 5,000 shares of our common stock each year (“Subsequent Option”) on the date of our annual meeting of stockholders, provided that the non-employee director will continue to serve on the Board immediately after such annual meeting and the non-employee director has served on the Board for the preceding six months. If you approve this Proposal Two, the number of shares subject to any Subsequent Option granted on the date of the Annual Meeting and any Subsequent Options granted after the date of the Annual Meeting will increase from 5,000 shares to 10,000 shares of our common stock.

Terms of Options.    The options granted under the Director Plan have a term of ten years. Each option is evidenced by a stock option agreement between New Focus and the director to whom such option is granted.

Vesting and Exercise of Options.    Twenty percent (20%) of the shares subject to the First Option vest on each anniversary date of the date of grant, provided that the director continues to serve on the Board on such date. One hundred percent (100%) of the shares subject to the Subsequent Option vest on the one-year anniversary of the date of grant, provided that the director continues to serve on the Board on such date. An option is exercised by giving written notice of exercise to New Focus, specifying the number of full shares of common stock to be purchased and by tendering payment to New Focus of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, exchange of our common stock pursuant to a cashless exercise provision or any combination thereof.

Exercise Price.    The option exercise price is 100% of the fair market value of our common stock on the date of grant. The Board determines the fair market value based upon the closing price of the common stock on the Nasdaq National Market on the trading date prior to the date the option is granted. The closing sale price of our common stock on April 1, 2003 was $3.20.

Termination of Status as a Director.    If an optionee ceases to be a director of New Focus for any reason other than death or disability, vesting of the option stops as of the date of termination. After termination for any reason other than death or disability, the former director has a period of three (3) months from the date of termination in which the option may be exercised as to all or part of the vested shares. If such termination is due to death or disability, the director (or the director’s legal representative) has the right to exercise his or her option as to the vested shares for a period of 12 months following the date of his or her termination. In no event may an option be exercised later than the expiration of its ten-year term.

Non-transferability of Option.    An option is nontransferable by the director, other than by will or the laws of descent and distribution, and is exercisable only by the director during his or her lifetime.

Adjustments on Changes in Capitalization.    In the event any change is made in our capitalization, such as a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock or any other increase or decrease in the number of issued shares effected without receipt of consideration by New Focus, the number of shares subject to an outstanding option and the number of shares remaining subject to the Director Plan will be appropriately adjusted, along with the exercise price per share of shares subject to an outstanding option.

Dissolution or Liquidation.    An option shall terminate immediately prior to our dissolution or liquidation to the extent it has not been previously exercised.

Change of Control.    Upon the occurrence of a change of control event, any option outstanding under the Director Plan at the time of such change of control event shall vest in full and become immediately exercisable for a period of 15 days from notification, after which 15 day period, the option shall terminate.

Amendment and Termination.    The Board may at any time amend or terminate the Director Plan, but no amendment may be made that would impair the rights of any optionee under any prior grant. To the extent necessary and desirable to comply with applicable laws, rules and regulations, New Focus shall obtain stockholder approval of any Director Plan amendment in the manner and to the degree required.

Federal Tax Information

Options granted under the Director Plan are non-statutory options.    A director will not recognize any taxable income at the time the non-statutory option is granted. Upon exercise of the option, the director will generally recognize ordinary income for federal tax purposes measured by the excess, if any, of the fair market value of the shares over the exercise price.

Upon resale of the shares acquired pursuant to an option under the Director Plan, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The tax rate on net capital gain (net long-term capital gain minus net short-term capital loss) is capped at 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

Unless limited by Section 162(m) of the Internal Revenue Code, we are entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of an option under the Director Plan. We are not required to withhold any amount for federal tax purposes on any such income included by a director.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAX LAWS UPON OPTIONEES AND US WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE DIRECTOR PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE OPTIONEE’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Participation in the Plan

As of April 1, 2003, four directors were eligible to participate in the Director Plan. Information regarding options granted to these directors during fiscal year 2002 is set forth below under the heading “Certain Relationships and Related Transactions—Option Grants to Executive Officers and Directors.”

New Plan Benefits

New Focus 2000 Director Option Plan	Number of Shares Subject to Options
Non-Executive Director Group	80,000(1)

(1)	During fiscal year 2002, our non-employee directors were granted options to purchase an aggregate of 20,000 shares of common stock under the Director Plan. Had the amendment described in Proposal Two been in effect during fiscal year 2002, our non-employee directors would have been granted options to purchase an aggregate of 40,000 shares of common stock under the Director Plan. As of April 1, 2003, options to purchase an aggregate of 80,000 shares of our common stock were outstanding under the Director Plan with a weighted average exercise price of $4.78 per share, no options to purchase common stock had been exercised and 420,000 shares of common stock were available for future grant under the Director Plan. The grant of options under the Director Plan is automatic and not subject to the discretion of the Board, management or an administrator. Because the exercise price of such options is equal to the fair market value of our common stock at the time of the grant, the dollar value of future awards is not determinable as of the date of this Proxy Statement.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP, independent auditors, to audit our financial statements for the fiscal year ending December 28, 2003 and recommends that you vote for ratification of such appointment. Although your approval is not required by law, the Board has determined that it is desirable to request your approval. Notwithstanding the selection, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year if the Audit Committee feels that such a change would be in the best interest of New Focus and its stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider its selection.

Ernst & Young LLP has audited our financial statements annually since 1990. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by Us for Services Provided by Ernst & Young LLP During Fiscal Year 2002

Audit Fees

Fees paid or accrued by us for the fiscal year 2002 audit of our annual financial statements and the review of our quarterly financial statements by Ernst & Young LLP totaled approximately $425,000.

Financial Information Systems Design and Implementation Fees

We did not engage Ernst & Young LLP to provide us advice regarding financial information systems design and implementation during fiscal year 2002.

All Other Fees

Fees paid or accrued by us in fiscal year 2002 for all other non-audit services, including accounting advice and tax services, provided by Ernst & Young LLP totaled $60,000.

The Audit Committee of the Board has determined that the accounting advice and tax services provided by Ernst & Young LLP are compatible with maintaining Ernst & Young LLP’s independence and has approved these non-audit services in accordance with the Audit Committee’s charter and applicable laws, rules and regulations.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to approve Proposal Three. Abstentions will have the effect of a vote “against” the ratification of Ernst & Young LLP as our independent auditors. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 28, 2003.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current executive officers, including their ages as of April 1, 2003.

Name	Age	Position
Nicola Pignati	53	Chairman of the Board, President and Chief Executive Officer
Dr. Timothy Day	39	Senior Vice President, Chief Technology Officer
William L. Potts, Jr.	56	Senior Vice President, Chief Financial Officer and Secretary
John Scott Dunbar	41	Vice President, Tunable and Microwave Product Group
Joseph K. Lee	40	Vice President, Marketing
Dr. Nadim I. Maluf	40	Vice President, Photonics Tools and Instruments Product Group

Nicola Pignati joined New Focus in April 2000 as Chief Operating Officer, and was promoted to Executive Vice President, Chief Operating Officer in December 2001 and to President and Chief Executive Officer in April 2002. He has served as Chairman of the Board since October 2002. Beginning in April 1996, until he joined New Focus, Mr. Pignati was President, Chief Executive Officer, and Founder of MMC Technology, Inc., a supplier of high capacity thin-film disks for storage of digital data. Mr. Pignati received both a B.S. and an M.S. in mechanical engineering from San Jose State University.

Dr. Timothy Day is one of the co-founders of New Focus and has served the company in a variety of capacities since July 1990. He is presently our Chief Technology Officer. Dr. Day received both a B.S. and an M.S. in physics from San Diego State University and a Ph.D. in electrical engineering from Stanford University. Dr. Day is a member of IEEE Lasers and Electro-Optics Society, Optical Society of America and the Society of Photo-Instrumentation Engineers.

William L. Potts, Jr. joined New Focus in February 2000 as Chief Financial Officer and was appointed as our Secretary in February 2001. Prior to joining New Focus, Mr. Potts was employed by Komag, Incorporated, a supplier of high-capacity thin-film disks for storage of digital data, from July 1987 to February 2000, and served as its Chief Financial Officer and Secretary for ten years. Prior to joining Komag in 1987, Mr. Potts held financial management positions in the computer, medical and entertainment industries. Mr. Potts holds a B.S. in industrial engineering from Lehigh University and an M.B.A. from Stanford University.

John Scott Dunbar joined New Focus in June 2000 as Vice President, Manufacturing Engineering and assumed his current position as Vice President, Tunable and Microwave Product Group in June 2002. From May 1999 until he joined New Focus, Mr. Dunbar was Vice President, Wafer Development and Manufacturing at Read-Rite Corporation, a supplier of magnetic recording heads to the disk drive industry. Prior to joining Read-Rite Corporation, Mr. Dunbar spent 15 years in various engineering and operational positions at International Business Machines Corporation, a provider of information technology hardware and software products and services. Mr. Dunbar received a B.S. in mechanical engineering from University of California at Santa Barbara.

Joseph K. Lee joined New Focus in April 2001 as Vice President, Product Line Management, and assumed his current position as Vice President, Marketing, in July 2002. From December 1999 until joining New Focus, Mr. Lee led product marketing efforts at Seven Networks, a software developer in enterprise wireless data access and, prior to that, at Demandline.com in business-to-business e-commerce. From June 1994 to December 1999, Mr. Lee held various product marketing and product line management positions at International Business Machines Corporation, a provider of information technology hardware and software products and services, in its Software Solutions Division and its Storage Systems Division. Mr. Lee received a B.S. in chemical engineering from the California Institute of Technology and an M.B.A. from Stanford University.

Dr. Nadim I. Maluf joined New Focus in September 2000 as the Senior Director of Advanced Technology and assumed his current position as Vice President, Photonics Tools and Instruments Product Group in May 2002. From March 1995 until he joined New Focus, Dr. Maluf was the Manager/Director of Advanced Technologies at Lucas NovaSensor, a supplier of micro-sensing products to the medical, telecom, automotive and industrial markets. Dr. Maluf has also been a Consulting Professor of Electrical Engineering at Stanford University since March 1995. Dr. Maluf holds a B.E. in electrical engineering from American University of Beirut, an M.S. in electrical engineering from the California Institute of Technology and a Ph.D. in electrical engineering from Stanford University. Dr. Maluf is also a member of IEEE and the Optical Society of America.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 1, 2003 as to (i) each of the executive officers named in the Summary Compensation Table below, (ii) each director and nominee for director of New Focus, (iii) all directors and executive officers of the New Focus as a group, and (iv) each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, the address of each listed stockholder is c/o New Focus, Inc., 2584 Junction Avenue, San Jose, California 95134.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Shares Beneficially Owned(2)
NAMED EXECUTIVE OFFICERS AND DIRECTORS
Nicola Pignati(3)	588,219	*
R. Clark Harris(4)	430,222	*
Dr. Timothy Day(5)	868,403	1.4%
William L. Potts, Jr.(6)	622,836	1.0%
John Scott Dunbar(7)	91,524	*
Joseph K. Lee(8)	82,325	*
Dr. Nadim I. Maluf(9)	61,216	*
Peter Hansen(10)	277,317	*
Dr. Winston S. Fu(11)	18,329	*
John Dexheimer(12)	257,305	*
Don G. Hallacy(13)	10,000	*
Dr. Peter F. Bordui(14)	10,000	*
All executive officers and directors as a group (12 persons)(15)	3,317,696	5.2%

5% STOCKHOLDERS
Dr. Milton Chang(16) 855 Maude Avenue Mountain View, CA 94043	7,457,720	11.7%
Kern Capital Management, LLC(17) 114 West 47th Street, Suite 1926 New York, NY 10036	6,844,500	10.8%

*	Less than one percent of the outstanding common stock.
(1)	Except as noted in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the SEC, and includes shares of common stock subject to options currently exercisable or exercisable within 60 days after April 1, 2003.
(2)	Applicable percentage ownership is based on 63,622,194 shares of common stock outstanding as of April 1, 2003. For each named person, this percentage includes common stock that such person has the right to acquire either currently or within 60 days of April 1, 2003, including upon the exercise of an option; however, such common stock is not deemed outstanding for the purpose of computing the percentage owned by any other person.

(3)	Includes 585,334 shares subject to an option exercisable within 60 days of April 1, 2003.
(4)	Includes 368,889 shares subject to an option exercisable within 60 days of April 1, 2003.
(5)	Includes 36,402 shares held by Dr. Day as custodian for his minor children, 123,167 shares subject to a right of repurchase by New Focus, which lapses over time, and 86,667 shares subject to an option exercisable within 60 days of April 1, 2003.
(6)	Includes 305,000 shares held by the William L. and Andrea C. Potts Revocable Trust Dated 7/25/85, over which Mr. Potts and Mrs. Potts each exercise sole and shared voting and dispositive power, 261,169 shares held by Mr. Potts of which 230,000 shares are subject to a right of repurchase by New Focus, which lapses over time, 56,667 shares subject to an option exercisable within 60 days of April 1, 2003 and 100 shares held by Mr. Potts’ spouse.
(7)	Includes 90,111 shares subject to an option exercisable within 60 days of April 1, 2003.
(8)	Includes 74,529 shares subject to an option exercisable within 60 days of April 1, 2003.
(9)	Includes 59,616 shares subject to an option exercisable within 60 days of April 1, 2003.
(10)	Includes 243,100 shares subject to an option exercisable within 60 days of April 1, 2003.
(11)	Includes 10,000 shares subject to an option exercisable within 60 days of April 1, 2003. Also includes 440 shares held by Presidio Management Group VI, LLC. Dr. Fu is a non-managing member of Presidio Management Group VI, LLC, the general partner of U.S. Venture Partners entities. Dr. Fu disclaims beneficial ownership of shares held by Presidio Management Group, except to the extent of his pecuniary interest in this entity.
(12)	Includes 83,333 shares subject to an option exercisable within 60 days of April 1, 2003.
(13)	Includes 10,000 shares subject to an option exercisable within 60 days of April 1, 2003.
(14)	Includes 10,000 shares subject to an option exercisable within 60 days of April 1, 2003.
(15)	Includes an aggregate of 1,678,246 shares subject to options exercisable within 60 days of April 1, 2003, and 353,167 shares subject to a right of repurchase by New Focus, which lapses over time.
(16)	Includes 800,000 shares held by Chang Partners, a California limited partnership, of which Dr. Chang is a general partner. Also includes 2,741,581 shares held by the Milton and Rosalind Chang Family Trust Dated 7/25/94. Dr. Chang and Mrs. Chang each exercise sole and shared voting and dispositive power with respect to the shares held by Chang Partners and the Milton and Rosalind Chang Family Trust Dated 7/25/94.
(17)	Based on information provided pursuant to Schedule 13G and 13G/A filed with the SEC for calendar year 2002.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following Summary Compensation Table sets forth information regarding the compensation paid by New Focus to (i) our President and Chief Executive Officer, (ii) the former President and Chief Executive Officer of New Focus who served in these capacities during part of fiscal year 2002, (iii) all other executive officers, including the other four most highly compensated individuals (based on salary and bonus during fiscal year 2002) who were serving as executive officers of New Focus at the end of fiscal year 2002, and (iv) one additional individual who would constitute one of the four most highly compensated executive officers (other than the Chief Executive Officer) but for the fact that he was not serving as an executive officer of New Focus at the end of fiscal year 2002 (collectively, the “Named Executive Officers”).

Summary Compensation Table

	Fiscal Year	Annual Compensation			Long-Term Compensation Awards		All Other Compensation ($)(1)
					Securities Underlying Options (#)
Name and Principal Position		Salary ($)		Bonus ($)
Nicola Pignati(2) Chairman of the Board, President and Chief Executive Officer	2002 2001 2000	$291,923 209,884 124,961	(3)	$156,600 — 33,278	1,270,000 250,000 500,000		$3,242 2,789 418

R. Clark Harris(4) Chairman of the Board, President and Chief Executive Officer	2002 2001 2000	300,264 80,308 —	(5)	— — —	— 1,605,000 —		97,971 685 —	(6)

Dr. Timothy Day Senior Vice President, Chief Technology Officer	2002 2001 2000	230,000 204,212 174,863		80,040 — 199,784	350,000 200,000 300,000		20,955 18,067 1,279	(7)

William L. Potts, Jr. Senior Vice President, Chief Financial Officer and Secretary	2002 2001 2000	224,597 194,216 156,827		83,520 — 66,300	380,000 100,000 600,000		2,052 1,335 412

John Scott Dunbar Vice President, Tunable and Microwave Product Group	2002 2001 2000	215,000 206,404 118,930		56,115 — 78,525	345,000 45,000 —	(10) (10)	2,456 2,298 196

Joseph K. Lee Vice President, Marketing	2002 2001 2000	170,000 114,423 —		44,370 — —	174,200 60,000 —		2,348 2,176 —

Dr. Nadim I. Maluf Vice President, Photonics Tools and Instruments Product Group	2002 2001 2000	169,840 166,424 46,154		44,266 12,720 33,510	238,500 17,250 —	(10) (10)	2,312 2,217 32

Peter Hansen(8) Vice President, Sales	2002 2001 2000	173,519 175,000 113,750		180,000 180,000 50,250	243,100 10,500 225,000	(10)	527,046 126,555 78,681	(9)

(1)	Other compensation generally includes group term life insurance and 401(k) matching contributions paid by New Focus.
(2)	Mr. Pignati became President and Chief Executive Officer of New Focus in April 2002 and Chairman of the Board in October 2002.
(3)	Mr. Pignati’s 2002 salary includes salary paid as Chief Operating Officer (until April 2002) and as President and Chief Executive Officer (from April 2002 until the end of 2002). His salary as Chief Executive Officer for 2002 on an annualized basis was $300,000.

(4)	Mr. Harris resigned as President and Chief Executive Officer of New Focus in April 2002 and resigned as Chairman of the Board in October 2002.
(5)	Includes $295,264 paid in salary while Mr. Harris served as President and Chief Executive Officer and $5,000 in consulting fees after his resignation as President and Chief Executive Officer. His salary in the capacity of President and Chief Executive Officer for 2002 on an annualized basis was $360,000.
(6)	Also includes commuting allowance of $90,167 paid by New Focus.
(7)	Also includes commuting allowance of $19,362 paid by New Focus.
(8)	Mr. Hansen’s employment with New Focus was terminated on September 27, 2002.
(9)	Also includes $11,360 earned as commissions, housing allowance of $112,233, $210,000 in severance payments and the final $180,000 installment of a retention bonus, paid by New Focus.
(10)	Amount is net of shares cancelled through exchange program. See “Stock Option Exchange Program.”

Option Grants in Last Fiscal Year

The following table sets forth certain information regarding options granted during fiscal 2002 to each of the Named Executive Officers. These options were granted under the 2000 Stock Plan and have a term of 10 years, subject to earlier termination in the event the optionee’s services to New Focus ceases.

Name	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term(5)
	Number of Securities Underlying Options Granted(1)		Percent of Total Options Granted to Employees in Fiscal 2002(2)		Exercise Price per Share ($/Share)(3)	Expiration Date(4)	5%	10%
Nicola Pignati	20,000 250,000 1,000,000		0.29 3.57 14.29	% % %	$3.89 3.89 2.83	01/03/12 01/03/12 08/09/12	$48,928 611,600 1,779,772	$123,993 1,549,915 4,510,291

R. Clark Harris	—		—		—	—	—	—

Dr. Timothy Day	100,000 250,000		1.43 3.57	% %	3.89 2.79	01/03/12 09/16/12	244,640 438,654	619,966 1,111,635

William L. Potts, Jr.	100,000 280,000		1.43 4.00	% %	3.89 2.79	01/03/12 09/16/12	244,640 491,292	619,966 1,245,032

John Scott Dunbar	25,000 87,500 17,500 15,000 200,000	(6) (6)	0.36 1.25 0.25 0.21 2.86	% % % % %	3.89 3.89 3.89 3.99 2.79	01/03/12 01/03/12 01/03/12 01/25/12 09/16/12	61,160 214,060 42,812 37,639 350,923	154,991 542,470 108,494 95,385 889,308

Joseph K. Lee	40,000 28,200 6,000 100,000		0.57 0.40 0.09 1.43	% % % %	3.89 3.89 3.99 2.79	01/03/12 01/03/12 01/25/12 09/16/12	97,856 68,988 15,056 175,462	247,986 174,830 38,154 444,654

Dr. Nadim I. Maluf	42,500 35,000 5,250 5,750 150,000	(6) (6)	0.61 0.50 0.08 0.08 2.14	% % % % %	3.89 3.89 3.89 3.99 2.79	01/03/12 01/03/12 01/03/12 01/25/12 09/16/12	103,972 85,624 12,844 14,428 263,192	263,485 216,988 32,548 36,564 666,981

Peter Hansen(7)	93,600 24,500 125,000	(6)	1.34 0.35 1.79	% % %	3.89 3.89 3.89	01/03/12 01/03/12 01/03/12	228,983 59,937 305,800	580,288 151,892 774,957

(1)	The options for each of the executive officers generally vest at the rate of 20% after the first year, and then 1/60th of the shares subject to the option per month thereafter; provided, however, that each of the options is subject to acceleration upon optionee’s involuntary termination without cause or constructive termination within a period of time of certain events, as described more fully in “Certain Relationships and Related Transactions” below.
(2)	Based on an aggregate of options to purchase 7,000,000 shares granted to employees and consultants in fiscal 2002.
(3)	Options were granted at an exercise price equal to the fair market value of our common stock, as determined by reference to the closing price reported on the Nasdaq National Market on the last trading day prior to the date of grant.
(4)	Options may terminate before their expiration dates if the optionee’s status as an employee or service provider is terminated, or upon the optionee’s death or disability.
(5)	The potential realizable value is net of exercise price before taxes and calculated assuming that the fair market value of the common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option (ten years) and that the option is exercised and sold on the last day of its term for the appreciated stock price. In accordance with the rules of the SEC, the potential realizable value over the term of the option (the period from the grant date to the expiration date) is based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the SEC and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock and the timing of the exercise and sale of the option shares.
(6)	Option was granted in connection with the Stock Option Exchange Program in exchange for an equal number of options, which were cancelled on July 2, 2001. See “Executive Compensation and Other Matters—Stock Option Exchange Program.”
(7)	Upon Mr. Hansen’s termination on September 27, 2002, we accelerated the vesting on options to purchase 209,377 shares of common stock. Of the options to purchase 320,800 shares that were vested as of Mr. Hansen’s termination date (including the accelerated options), options to purchase 77,700 shares of common stock have expired and were returned to the 2000 Stock Plan. Options to purchase 243,100 shares of common stock remain outstanding as of April 1, 2003 and are exercisable until September 27, 2003.

Option Exercises and Holdings

The following table sets forth information with respect to the Named Executive Officers concerning exercised and unexercised stock options held as of December 29, 2002, the end of our fiscal year. Also reported are values for “in-the-money” stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of December 29, 2002.

Aggregated Option Exercises in the Last Year and Year-end Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 29, 2002		Value of Unexercised In-the-Money Options at December 29, 2002(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Nicola Pignati	—	$—	370,874	1,557,126	$112,000	$728,000
R. Clark Harris	—	—	373,889	—	91,350	—
Dr. Timothy Day	—	—	43,333	506,667	—	220,000
William L. Potts, Jr.	—	—	21,667	458,333	—	246,400
John Scott Dunbar	—	—	85,729	304,271	14,667	161,333
Joseph K. Lee	—	—	39,612	194,588	7,333	80,667
Dr. Nadim I. Maluf	—	—	38,974	216,776	11,000	121,000
Peter Hansen	—	—	243,100	—	—	—

(1)	Based on the fair market value of our common stock on the date of exercise minus the per share exercise price.
(2)	Based on a value of $3.67 per share, the fair market value of our common stock as of December 27, 2002, minus the per share exercise price.

Stock Option Exchange Program

In April 2001, the Board approved a Stock Option Exchange Program for options with exercise prices equal to $20.00 per share or higher. Pursuant to the program, all U.S. employees who held options granted between June 1, 2000 and February 28, 2001 under the 2000 Stock Plan (except for certain supplemental options granted on November 21, 2000) were given the opportunity to cancel those options in exchange for new options to be granted on two separate dates, provided the individual was still employed or providing service on such dates. The participation deadline for the program was June 29, 2001. The aggregate number of shares subject to the new options was equal to the number of shares subject to the old options, and the exercise price of the new options was the fair market value of our common stock on the date of each new grant as determined in accordance with the terms of the 2000 Stock Plan. The first new option was granted on July 2, 2001 at $8.25 per share for 30% of the aggregate number of option shares cancelled. The second new option was granted on January 3, 2002 at $3.89 per share, six months and one day following the cancellation of the old options, for the remaining 70% of the aggregate number of option shares cancelled. The first new option vested as to 1/12th each month from the date of grant until fully vested and expired January 2, 2003. The second new option vests as to 1/48th each month following the date of grant until fully vested and expires 10 years after the grant date. The grants and vesting of each of the new options are subject to the optionee’s continued employment with New Focus.

The following table sets forth certain information with respect to the participation of the Named Executive Officers in our Stock Option Exchange Program.

Executive Officer Stock Option Exchanges

Name/Position	Date Original Stock Options Cancelled	Number of Securities Underlying Options Exchanged	Market Price of Stock at Time of Cancellation	Exercise Price at Time of Cancellation	Dates Exchange Stock Options Granted		New Shares Granted	New Exercise Price	Termination of Original Option at Date of Cancellation
John Scott Dunbar	07/02/01	125,000	$8.25	$88.875	07/02/01	(2)	37,500	$8.25	06/15/10
					01/03/02		87,500	$3.89
	07/02/01	25,000	$8.25	$49.375	07/02/01	(2)	7,500	$8.25	01/30/11
					01/03/02		17,500	$3.89

Dr. Nadim I. Maluf	07/02/01	50,000	$8.25	$79.062	07/02/01	(2)	15,000	$8.25	09/29/10
					01/03/02		35,000	$3.89
	07/02/01	7,500	$8.25	$49.375	07/02/01	(2)	2,250	$8.25	01/30/11
					01/03/02		5,250	$3.89

Peter Hansen(1)	07/02/01	35,000	$8.25	$88.875	07/02/01		10,500	$8.25	06/15/10
					01/03/02		24,500	$3.89

(1)	10,500 of the aggregate number of shares subject to an option granted to Mr. Hansen under the Stock Option Exchange Program were cancelled and returned to the 2000 Stock Plan on December 27, 2002 after Mr. Hansen did not exercise the option within 90 days of his termination of employment on September 27, 2002.
(2)	None of the exchange stock options granted on July 2, 2001 were exercised. These options expired and were cancelled on January 2, 2003.

Equity Compensation Plan Information

The following table provides information as of December 29, 2002 about our common stock that may be issued upon the exercise of options and stock purchase rights granted to employees, consultants or directors under all of our existing equity compensation plans, including our 2000 Stock Option Plan, 2000 Employee Stock Purchase Plan, 2000 Director Option Plan and 2001 Stock Plan, each as amended.

	(a)	(b)	( c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	8,106,843	$4.25	7,080,750
Equity compensation plans not approved by security holders	7,420	$4.04	247,580

Total	8,114,263	$4.25	7,328,330

Change of Control and Severance Arrangements

From time to time, we have entered into employment agreements with our executive officers, including some of the Named Executive Officers listed in the “Summary Compensation Table.”

Nicola Pignati—Employment Agreement

Mr. Pignati, our Chairman of the Board, President and Chief Executive Officer, entered into an Employment Agreement effective as of August 28, 2002, which was subsequently amended and restated March 18, 2003 and effective as of August 28, 2002.

Change of Control Provisions.    Pursuant to the terms of the Amended and Restated Employment Agreement, in the event the Audit Committee determines, in its sole discretion, that an acquisition or series of acquisitions is made that contributes in excess of $20 million in revenue or $2 million in operating income to New Focus on or prior to December 31, 2003, or in the event that New Focus is acquired, we will pay Mr. Pignati a one-time cash bonus of $300,000. In addition, Mr. Pignati is entitled to certain vesting acceleration benefits in the event of a change of control, as described under “Executive Officer Change of Control Provisions” below.

Severance Arrangements.    Pursuant to the Amended and Restated Employment Agreement, if Mr. Pignati’s employment with New Focus is involuntarily terminated without cause or is constructively terminated during the term of the Employment Agreement, he will receive severance compensation from New Focus of (i) continuation of his then-current salary for 18 months, (ii) reimbursement of COBRA payments for 18 months, (iii) cash payment of his targeted bonus, which is equal to 60% of his then-current salary for a period of 18 months, and (iv) payment for executive outplacement assistance, provided he signs a full waiver and release of claims. For a more detailed description of the other material terms of the Employment Agreement, see “Certain Relationships and Related Transactions—Executive Employment Agreement.”

Executive Officer Change of Control Provisions

Our Board adopted a Change of Control Policy on March 7, 2002. Under this policy, all options granted to executive officers and certain key employees, including then outstanding options and, if determined by the Compensation Committee of the Board, options to be granted in the future, contain acceleration provisions in the event of a change of control as described below. In addition, options granted to certain executive officers contain acceleration provisions in the event of our acquisition of another entity. The acceleration provisions for our executive officers are as follows:

Employee		Vesting Acceleration Provisions

Nicola Pignati, President and Chief Executive Officer	100%

acceleration of unvested stock options in the event the employee is involuntarily or constructively terminated without cause within 3 months prior to or 18 months following a change of control of New Focus, or within 12 months following New Focus’ acquisition of another company.

Dr. Timothy Day, Senior Vice President, Chief Technology Officer	100%

acceleration of unvested stock options in the event the employee is involuntarily or constructively terminated without cause within 3 months prior to or 18 months following a change of control of New Focus, or within 12 months following New Focus’ acquisition of another company.

William L. Potts, Jr., Senior Vice President, Chief Financial Officer and Secretary	100%

acceleration of unvested stock options in the event the employee is involuntarily or constructively terminated without cause within 3 months prior to or 18 months following a change of control of New Focus, or within 12 months following New Focus’ acquisition of another company.

John Scott Dunbar, Vice President, Tunable and Microwave Product Group(1)	50%

acceleration of unvested stock options in the event the employee is involuntarily or constructively terminated without cause within 3 months prior to or 18 months following a change of control of New Focus.

Joseph K. Lee, Vice President, Marketing	50%

acceleration of unvested stock options in the event the employee is involuntarily or constructively terminated without cause within 3 months prior to or 18 months following a change of control of New Focus.

Dr. Nadim I. Maluf, Vice President, Photonics Tools and Instruments Product Group(2)	50%

acceleration of unvested stock options in the event the employee is involuntarily or constructively terminated without cause within 3 months prior to or 18 months following a change of control of New Focus.

Peter Hansen, Vice President, Sales(3)	100%

acceleration of unvested stock options in the event the employee is involuntarily or constructively terminated without cause within 3 months prior to or 18 months following a change of control of New Focus, or within 12 months following New Focus’ acquisition of another company.

(1)	Notwithstanding vesting acceleration provisions set forth above, the option granted to Mr. Dunbar on September 16, 2002 listed in the “Option Grants in Last Fiscal Year” table above provides for 100% acceleration of unvested shares in the event Mr. Dunbar is involuntarily or constructively terminated without cause within 3 months prior to or 18 months following a change of control of New Focus.
(2)	Notwithstanding vesting acceleration provisions set forth above, the option granted to Dr. Maluf on September 16, 2002 listed in the “Option Grants in Last Fiscal Year” table above provides for 100% acceleration of unvested shares in the event Dr. Maluf is involuntarily or constructively terminated without cause within 3 months prior to or 18 months following a change of control of New Focus.
(3)	In connection with termination of Mr. Hansen’s employment with the company in September 2002, New Focus accelerated the vesting of all remaining shares subject to option disclosed in the “Option Grants in Last Fiscal Year” table above. See also “Peter Hansen — Severance Agreement” below.

Peter Hansen—Severance Agreement

On September 27, 2002, New Focus entered into a Severance Agreement and Release with Peter Hansen in connection with the termination of his employment on September 27, 2002. Pursuant to this Severance Agreement, we agreed to pay Mr. Hansen a severance payment of $210,000, equal to one year of his base salary, and $180,000, which was the final installment on a previously agreed-upon retention bonus. We also agreed to reimburse COBRA payments for Mr. Hansen and his family for a period of 12 months following his termination. In addition, we accelerated the vesting as to 209,377 shares subject to options held by Mr. Hansen. In consideration for the severance payments, Mr. Hansen agreed to release any claims against New Focus.

2002 Reduction-in-Force Program

The Compensation Committee adopted a 2002 Reduction-in-Force Program to provide severance benefits to certain eligible employees who were involuntarily terminated without cause during 2002 in connection with our restructuring activities. Under the 2002 Reduction-in-Force Program, eligible employees terminated in 2002 received, depending upon their positions with New Focus, various levels of severance pay, acceleration of certain stock options, outplacement assistance and reimbursement of 2 to 12 months of COBRA premiums, conditioned upon execution of a severance agreement and release of claims. Acceleration of options occurred as follows: (i) with respect to options granted on January 3, 2002 in connection with our Stock Option Exchange Program, vesting was accelerated upon the employee’s termination date as if the employee had terminated on January 4, 2003, (ii) with respect to supplemental options granted on January 3, 2003, vesting was accelerated upon the employee’s termination date as if the employee has terminated on January 4, 2003, and (iii) for any initial option grant between March 28, 2001 and December 31, 2001, vesting was accelerated as to 20% of the shares subject to the option upon the employee’s termination date if the employee’s termination date occurred prior to the first anniversary of the employee’s start date. In addition, the exercise periods for these three groups of options were extended from 90 days to 1 year after the employee’s termination date.

Directors’ Compensation

On September 5, 2002, the Compensation Committee recommended to the Board that compensation of our directors be increased. The full Board approved the increase in director compensation on October 9, 2002. The Compensation Committee based its recommendation on an analysis of director compensation of comparable companies and the increased responsibilities of directors of public companies. Previously, our non-employee directors did not receive any compensation for serving as directors, other than option grants pursuant to the Director Plan. Now, we pay non-employee directors $12,000 annually, payable in quarterly installments, for their services as members of the Board. We also pay non-employee directors $1,000 for each regular meeting and $500 for each special meeting they attend in person or via telephone. In addition to the regular compensation for attendance at Board and committee meetings, we reimburse non-employee directors for expenses incurred in connection with attending Board and committee meetings. We grant non-employee directors options to purchase our common stock pursuant to the terms of the Director Plan. See “Certain Relationships and Related Transactions—Director Compensation: Option Grants to Directors.”

The Director Plan was adopted by the Board in February 2000 and approved by the stockholders in April 2000. A total of 500,000 shares of our common stock have been reserved for issuance under the Director Plan. As of April 1, 2003, options to purchase 80,000 shares have been granted under the Director Plan. For a more complete description of the terms of the Director Plan, see “Proposal Two—Summary of the Director Plan.”

The following table sets forth the compensation received by our four non-employee directors in fiscal 2002 for their service on the Board. The terms of the options and cash compensation are described in this section, “Proposal Two—Summary of Director Plan” above, and “Certain Relationships and Related Transactions—Director Compensation” below.

	Cash Compensation Earned in Fiscal 2002 ($)	Number of Securities Underlying Options Granted (#)	Exercise Price per Share ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term(1)
Name					5%	10%
Dr. Peter F. Bordui	$11,500	5,000	$3.18	05/29/12	$9,999	$25,341
John Dexheimer	$11,500	5,000	$3.18	05/29/12	$9,999	$25,341
Dr. Winston F. Fu	$11,000	5,000	$3.18	05/29/12	$9,999	$25,341
Don G. Hallacy	$8,000	5,000	$3.18	05/29/12	$9,999	$25,341

(1)	The potential realizable value is net of exercise price before taxes and calculated assuming that the fair market value of the common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option (ten years) and that the option is exercised and sold on the last day of its term for the appreciated stock price. In accordance with the rules of the SEC, the potential realizable value over the term of the option (the period from the grant date to the expiration date) is based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the SEC and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock and the timing of the exercise and sale of the option shares.

The information contained below under the captions “Report of the Compensation Committee of the Board of Directors,” “Report of the Audit Committee of the Board of Directors” and “Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filing.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Compensation Committee of the Board with respect to the compensation paid to our executive officers during fiscal 2002. The Compensation Committee is comprised of independent, non-employee directors and operates under a written charter adopted by the Board of Directors. The Compensation Committee Charter was amended by the Board of Directors on December 5, 2002. Actual compensation earned during fiscal 2002 by the Named Executive Officers is shown in the Summary Compensation Table.

Compensation Philosophy

Despite the economic downturn in the markets in which New Focus competes and the economy generally, competition for highly skilled personnel continues to be intense. The Compensation Committee believes that the compensation programs for New Focus’ executive officers should be designed to attract, motivate and retain talented executives responsible for the success of New Focus and should be determined within a competitive framework. The Compensation Committee also considers the contribution of each executive officer toward achieving the company’s prior year and long-term strategic objectives, as well as the retention value of the officer’s long-term compensation. Within this overall philosophy, the Compensation Committee’s objectives with respect to executive compensation are to:

•	provide a competitive total compensation package that takes into consideration the compensation practices of companies with which New Focus competes for executive talent;

•	align compensation with business objectives and performance; and

•	align the financial interests of executive officers with those of stockholders by providing executives with an equity stake in New Focus.

New Focus emphasizes performance-based compensation that is competitive with the marketplace, and the importance of clearly communicating performance objectives. The Compensation Committee reviews the company’s compensation practices annually by comparing its practices to surveys of relevant competitors and setting objective compensation parameters based on this review. Compensation policies also reflect the competition for executive talent and the unique challenges and opportunities facing New Focus in the markets in which it competes.

The compensation practices for all employees include both cash- and equity-based elements. Because of the direct linkage to the interests of the New Focus stockholders, equity-based compensation is an important element in the design of the company’s compensation programs. Consistent with competitive practices, New Focus also utilizes a bonus incentive program that recognizes individual and company performance and authorizes bonus payments only if New Focus’s performance meets stated thresholds.

Components of Executive Compensation

The compensation program for the company’s executive officers consists of the following components:

•	base salary;

•	long-term stock option incentives; and

•	bonus incentives.

Base Salary

After considering each executive officer’s contribution to the prior year and long-term strategic objectives, the Chief Executive Officer made recommendations to the Compensation Committee regarding the components of each executive officer’s compensation package except his own. The Compensation Committee then reviewed and approved salaries for the executive officers, with such modifications as the Compensation Committee deemed appropriate. The Compensation Committee established base salaries based upon competitive compensation data for similar public companies, an executive’s job responsibilities, level of experience, individual performance and contribution to the business. In making base salary decisions, the Compensation Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor. The Compensation Committee based its determination of Mr. Pignati’s salary on both Mr. Pignati’s duties and responsibilities, his individual performance and contribution to the business, and the salaries paid to chief executive officers of peer companies of comparable size.

Long-Term Stock Option Incentives

Part of the compensation philosophy of the Compensation Committee providing executive officers with long-term incentive compensation through grants of options to purchase New Focus common stock. The goal of the long-term stock option incentive program is to align the interests of executive officers with those of the company’s stockholders and to provide each executive officer with a significant incentive to manage New Focus from the perspective of an owner with an equity stake in the business. It is the belief of the Compensation Committee that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of New Focus. The Compensation Committee considers the grant of each option subjectively, reviewing factors such as the individual performance, the anticipated future contribution toward the attainment of our long-term strategic performance goals and the number of unvested options held by each individual at the time of the new grant. No specific formula is applied to determine the weight of each factor considered.

Bonus Incentive Program

The final element of the compensation philosophy of the Compensation Committee is a bonus incentive program that ties a portion of the cash compensation of each officer and employee to the performance of New Focus, and to the individual contribution of each officer or employee. To carry out this philosophy, the Compensation Committee adopted a bonus incentive program on January 30, 2002, which was subsequently approved by the full Board. Under this bonus incentive program, bonuses will not be paid to officers or employees unless New Focus meets certain performance targets. If these performance targets are met, the bonus incentive plan establishes a target bonus calculated as a percentage of an officer or employee’s base salary. The bonus amounts then are determined by a combination of specific performance-based goals of New Focus and individual performance goals, both of which are measured at the end of the fiscal year.

The Compensation Committee of

the Board of Directors

John Dexheimer

Don G. Hallacy

PERFORMANCE GRAPH

Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of our common stock with the cumulative return of the Nasdaq National Market (U.S.) Index and of the Nasdaq Telecommunications Index(2) for the period commencing May 18, 2000 and ending on December 29, 2002. The past performance of our common stock is no indication of future performance.

CUMULATIVE TOTAL RETURN(1)

(1)	Returns for the indices are weighted based on market capitalization at the beginning of each measurement point. The graph assumes that $100 was invested on May 18, 2000 in our common stock, the Nasdaq National Market (U.S.) Index and the Nasdaq Telecommunications Index and that all dividends were reinvested. No dividends have been declared or paid on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. The graph was plotted using the following data:

Company/Index	5/18/00	12/31/00	12/30/01	12/29/02
New Focus, Inc.	$100.00	68.14	7.43	7.20
NASDAQ National Market (U.S.)	$100.00	69.75	56.41	38.64
Nasdaq Telecommunications	$100.00	55.61	37.60	17.06

(2)	In recent years, our product focus was primarily on the telecommunications industry. We therefore believe that comparison of our stock with the Nasdaq Telecommunications Index is most meaningful through December 29, 2002. Under our new strategic direction, we plan to focus our business on providing photonics and microwave solutions to the semiconductor, industrial, biomedical, defense and telecommunications industries. Accordingly, in the future we believe an index with peer companies in our new area of focus will be more meaningful than the Nasdaq Telecommunications Index.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee of the Board of Directors.

Committee and Compensation

The Audit Committee is comprised of independent members of the Board of Directors, determined in accordance with the provisions of the Sarbanes-Oxley Act of 2002, and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter, as amended by the Board of Directors on March 31, 2003, is attached to this Proxy Statement, of which this report is a part, as Exhibit A.

Review with Management

The Audit Committee has reviewed and discussed the consolidated audited financial statements of New Focus for the fiscal year ended December 29, 2002, which include consolidated balance sheets as of December 29, 2002 and December 30, 2001, and related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 29, 2002, December 30, 2001 and December 31, 2000, and the notes thereto, with management.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with Ernst & Young LLP, the company’s independent accountants, the matters required to be discussed by SAS 61, as may be modified or supplemented, (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of New Focus’ financial statements.

The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, as may be modified or supplemented, (which relates to the accountant’s independence from New Focus and its related entities) and has discussed with Ernst & Young LLP its independence from New Focus.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the consolidated audited financial statements be included in the New Focus Annual Report on Form 10-K for the fiscal year ended December 29, 2002.

The Audit Committee of the Board of Directors

Dr. Peter F. Bordui

John Dexheimer

Dr. Winston Fu

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. In January 2003, Forms 4 reporting sales of common stock by Milton Chang in November 2002, December 2002 and January 2003 were filed late. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal 2002, other than the exceptions described in this paragraph or as disclosed in our 2002 Proxy Statement under the caption “Section 16(a) Beneficial Ownership Reporting Compliance,” all of our executive officers, directors and persons who own more than 10% of a registered class of our equity securities complied with all applicable filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the compensation agreements and other arrangements that are described in the tables above and under “Change of Control and Severance Arrangements” and the transactions described below, there was not during fiscal 2002, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Executive Employment and Compensation Agreements

Nicola Pignati—Employment Agreement

We entered into an Employment Agreement with Nicola Pignati, effective as of August 28, 2002, which was amended and restated March 18, 2003 and effective as of August 28, 2002. Pursuant to the terms of the employment agreement, we agree to pay Mr. Pignati $25,000 per month, annualized at $300,000, and other benefits in consideration for his services as President and Chief Executive Officer. We also granted Mr. Pignati an option to purchase 1,000,000 shares of our common stock, which vests monthly over a five-year period with a vesting commencement date of April 25, 2002. In addition, in the event the Audit Committee determines, in its sole discretion, that an acquisition or series of acquisitions is made that contribute in excess of $20 million in revenue or $2 million in operating income to New Focus on or prior to December 31, 2003, or in the event that New Focus is acquired, we will pay Mr. Pignati a one-time cash bonus of $300,000. Pursuant to the terms of the employment agreement, Mr. Pignati is an at-will employee of New Focus and either he or New Focus may terminate the employment relationship at any time. If Mr. Pignati’s employment is involuntarily or constructively terminated without cause during the term of his employment agreement, he is entitled to severance benefits more fully described above under “Change of Control and Severance Benefits.” Mr. Pignati is also entitled to 100% accelerated vesting of his unvested stock options in the event of his involuntary termination without cause or constructive termination 3 months prior to or 18 months following a change in control or within 12 months following our acquisition of another corporation or entity. The acceleration provisions of Mr. Pignati’s stock options are more fully described above under “Change of Control and Severance Benefits.”

Dr. Timothy Day—Reimbursement Agreement

We entered into a Reimbursement Agreement, effective as of October 1, 2002, with Dr. Timothy Day, which provides that, so long as Dr. Day is our employee and lives outside the San Francisco Bay Area, we will reimburse Dr. Day for reasonable business-related expenses, including travel and lodging expenses, for travel from his home outside the San Francisco Bay Area to our offices in San Jose, California.

Peter Hansen—Compensation Agreement

We entered into a Compensation Agreement dated December 20, 2001 with Mr. Hansen, who, at the time, was our Vice President, Sales, pursuant to which we agreed to pay him $5,000 per month, net of applicable taxes, for living expenses, for as long as Mr. Hansen remained an employee of New Focus and his principal residence was located outside the State of California. In addition, we agreed to pay Mr. Hansen a retention bonus of $540,000, payable in three equal installments of $180,000 each. The first installment was paid on December 31, 2001, the second installment was paid on March 29, 2002, and the third installment was paid in September 2002 at the time Mr. Hansen’s employment with New Focus terminated. Mr. Hansen’s employment with New Focus terminated effective as of September 27, 2002.

Consulting Agreement

R. Clark Harris—Consulting Agreement

In October 2002, following his resignation as our President, Chief Executive Officer and Chairman of the Board, we entered into a consulting agreement with R. Clark Harris for executive mentoring and consulting advice regarding acquisition and negotiation strategy. Mr. Harris’ consulting agreement terminates upon 30 days’ notice or on October 24, 2003. For Mr. Harris’ services, we agreed to pay a retainer of $2,500 per month, as well as $1,500 a day for in-person meetings. Total consulting fees paid to Mr. Harris in 2002 were $5,000.

Separation Agreement

During 2002, we entered into a Severance and Release Agreement with Peter Hansen, dated September 27, 2002. The terms of this Severance Agreement are described above under “Change of Control and Severance Agreements.”

Stock Exchange Agreement and Release

On January 10, 2002, we entered into a Stock Exchange Agreement and Release with Peter Hansen, pursuant to which we repurchased 54,000 shares of common stock, which were unvested, from Mr. Hansen in exchange for cancellation of $1,080,000 of debt. Additional details regarding the transaction subject to the Stock Exchange Agreement and Release are described under “Loans to Executive Officers” below.

Option Grants to Executive Officers

Information regarding options granted to Named Executive Officers is presented in tabular format above under “Option Grants in Last Fiscal Year.”

On January 3, 2002, supplemental stock options were granted to officers and employees who held stock options at prices equal to or greater than $5.00 per share but less than $20.00 per share. Options with exercise prices equal to or greater than the $5.00 per share, but less than $20.00 per share, were not eligible for our Stock Option Exchange Program in July 2001. Under this supplemental grant program, we granted Nicola Pignati an option to purchase 20,000 shares, Joseph K. Lee an option to purchase 28,200 shares and Peter Hansen an option to purchase 93,600 shares of our common stock at $3.89 per share, in accordance with the 2000 Stock Plan. The supplemental options vest as follows: (i) 30% of the shares subject to the option vest monthly over 12 months, and (ii) 70% of the shares subject to the option vest monthly over 48 months. Shares subject to the option granted to Mr. Hansen were accelerated in connection with his severance agreement with New Focus, as described above under “Change of Control and Severance Arrangements.”

On January 3, 2002, we granted certain executive officers options to purchase our common stock at $3.89 per share, in accordance with the 2000 Stock Plan. The Compensation Committee and senior management identified those employees who received supplemental options as “mission-critical employees” and granted the supplemental options as part of a retention plan. We granted Nicola Pignati, then our Chief Operating Officer, an option to purchase 250,000 shares, Dr. Timothy Day an option to purchase 100,000 shares, William L. Potts, Jr. an option to purchase 100,000 shares, John Scott Dunbar an option to purchase 25,000 shares, Joseph K. Lee an option to purchase 40,000 shares, Dr. Nadim I. Maluf an option to purchase 42,500 shares and Peter Hansen an option to purchase 125,000 shares. The shares subject to the options vest over five years, with 20% of the shares subject to the option vesting after one year and 1/60th of the total shares subject to the option vesting each month over the remaining four years. Shares subject to the option granted to Mr. Hansen were accelerated in connection with his severance agreement with New Focus, as described above under “Change of Control and Severance Arrangements.”

On January 25, 2002, we granted refresher options to purchase our common stock at $3.99 per share in accordance with the 2000 Stock Plan to a majority of our United States employees. Included in the refresher grants were an option granted to John Scott Dunbar to purchase 15,000 shares, an option granted to Joseph K. Lee to purchase 6,000 shares and an option granted to Dr. Nadim I. Maluf to purchase 5,750 shares of our common stock. The shares subject to the options vest over five years, with 20% of the shares subject to the option vesting after one year and 1/60th of the total shares subject to the option vesting each month over the remaining four years.

On August 9, 2002, in connection with his appointment as our President and Chief Executive Officer, we granted Nicola Pignati, an option to purchase 1,000,000 shares of our common stock at $2.83 per share in accordance with the 2000 Stock Plan. The shares subject to the option vests monthly over five years, with 1/60th of the total shares subject to the option vesting on May 25, 2002 and 1/60th of the total shares vesting each month thereafter for the remainder of the five years.

On September 16, 2002, we granted certain senior management employees options to purchase our common stock at $2.79 per share in accordance with the 2000 Stock Plan due to their increased responsibilities following our restructuring activities. We granted Dr. Timothy Day an option to purchase 250,000 shares, William L. Potts, Jr. an option to purchase 280,000 shares, John Scott Dunbar an option to purchase 200,000 shares, Joseph K. Lee an option to purchase 100,000 shares and Dr. Nadim I. Maluf an option to purchase 150,000 shares of our common stock. The shares subject to the options granted to Dr. Day and Mr. Potts vest over five years with a one-year cliff, and the shares subject to the options granted to Messrs. Dunbar, Lee and Maluf vest monthly over 36 months.

The shares subject to the options described in this section are subject to vesting acceleration as more fully described under “Change of Control and Severance Agreements.”

In October 2002, we agreed to amend the option agreements with R. Clark Harris, our former President, Chief Executive Officer and Chairman of the Board. Under the amendment, Mr. Harris’s options ceased vesting as of October 24, 2002, when he resigned from the Board, and Mr. Harris’s vested options remain exercisable for a period of one year until October 24, 2003.

Pursuant to the Change of Control Policy, adopted March 7, 2002, we agreed to amend the option agreements with executive officers and certain key employees, including the Named Executive Officers, granted prior to March 7, 2002, to provide for vesting acceleration. For a description of the terms of the vesting acceleration, see “Change of Control and Severance Agreements.”

Loans to Executive Officers

Dr. Timothy Day

On January 12, 2000, we loaned $255,483 to Dr. Timothy Day, our Vice President, Chief Technology Officer, secured by a stock pledge, in connection with the purchase of 690,000 shares of our common stock pursuant to the exercise of stock options granted to him. This full recourse note is interest-free and is due and payable on January 11, 2005. As of April 1, 2003, approximately $198,000 remains outstanding on this note.

In addition, on February 9, 2000, we loaned approximately $375,000 to Dr. Day, secured by a stock pledge, in connection with the purchase of 300,000 shares of our common stock pursuant to the exercise of a stock option granted to him. This full recourse note is interest-free and is due and payable on February 7, 2005. As of April 1, 2003, the entire principal amount on this note remains outstanding.

William L. Potts, Jr.

On February 9, 2000, we loaned $750,000 to William L. Potts, Jr., our Vice President, Chief Financial Officer and Secretary, secured by a stock pledge, in connection with the purchase of 600,000 shares of our common stock pursuant to the exercise of a stock option granted to him. This full recourse note is interest-free and is due and payable on February 7, 2005. As of April 1, 2003, approximately $706,000 remains outstanding on this note.

Peter Hansen

On May 17, 2000, we loaned $1,620,000 to Peter Hansen, then our Vice President, Sales, secured by a stock pledge, in connection with the purchase of 81,000 shares of our common stock pursuant to the exercise of a stock option granted to him. On January 10, 2002, in connection with the Stock Option Exchange Program and pursuant to a Stock Exchange Agreement and Release, we repurchased 54,000 shares from Mr. Hansen, which were unvested, in exchange for cancellation of $1,080,000 of the debt. Accordingly, the note was amended to reflect a principal amount of $540,000, which represented payment for the 27,000 shares that were vested. The note was interest-free and became due and payable on November 26, 2002. Mr. Hansen paid the note in full as of its due date.

Director Compensation

Cash Compensation to Directors

On September 5, 2002, the Compensation Committee recommended an increase in compensation of our non-employee directors to the full Board. The full Board approved an increase in the compensation of non-employee directors on October 9, 2002. The Compensation Committee based its recommendation on an analysis of director compensation of comparable companies and the increased responsibilities of directors of public companies. Previously, our non-employee directors did not receive any compensation for serving as directors, other than options granted pursuant to the Director Plan and reimbursement of expenses. Now, we pay non-employee directors $12,000 annually, payable in quarterly installments, for their services as members of the Board. We also pay non-employee directors $1,000 for each regular meeting and $500 for each special meeting they attend in person or via telephone. In addition to cash compensation, we reimburse non-employee directors for expenses incurred in connection with attending Board and committee meetings. We currently have four non-employee directors.

Option Grants to Directors

On May 29, 2002, automatic, non-discretionary options to purchase 5,000 shares of our common stock at an exercise price of $3.18 per share were granted to Dr. Peter F. Bordui, John Dexheimer, Dr. Winston Fu and Don G. Hallacy, in accordance with the terms of the Director Plan. We grant non-employee directors options to purchase our common stock pursuant to the terms of the Director Plan, which is described under “Proposal Two —Summary of the Director Plan.”

Indemnification

We entered into indemnification agreements with each of our directors and officers. Such indemnification agreements require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Conflict of Interest Policy

We believe that all transactions with affiliates described above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. Our policy is to require that a majority of the independent and disinterested non-employee directors on the Board approve all transactions between New Focus and its officers, directors, principal stockholders and their affiliates. Such transactions will continue to be on terms no less favorable to us than we could obtain from unaffiliated third parties.

All transactions between us and our officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board, including a majority of the independent and disinterested non-employee directors, or, if required by law, a majority of disinterested stockholders and will continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

THE BOARD OF DIRECTORS

Dated: April 15, 2003

EXHIBIT A

AMENDED AND RESTATED CHARTER

FOR THE AUDIT COMMITTEE

OF

NEW FOCUS, INC.

PURPOSE:

The purpose of the Audit Committee of the Board of Directors (the “Board”) of New Focus, Inc. (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls;

•	Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

•	Provide the Company’s Board with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

COMMITTEE MEMBERSHIP AND ORGANIZATION:

The Audit Committee shall be comprised of not less than three non-employee members of the Board. The Board shall appoint the members of the Audit Committee, one of whom shall be designated a chairman of the Audit Committee, and such members shall serve at the discretion of the Board. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC or Nasdaq):

•	Each member will be an independent director, as defined in (i) Nasdaq Rule 4200 and (ii) the rules of the SEC;

•	Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

•	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities, as required by SEC rules and regulations.

COMMITTEE RESPONSIBILITIES AND AUTHORITY:

The Audit Committee shall meet at least four times annually or more frequently as the Audit Committee may deem appropriate.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, to fulfill the responsibilities of the Audit Committee under this charter.

The responsibilities of the Audit Committee shall include:

•	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors and other outside advisors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

•	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board, and to the extent there are relationships, monitoring and investigating them; (iii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (iv) reviewing reports submitted to the Audit Committee by the independent auditors in accordance with the applicable SEC requirements;

•	Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited Financial Statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and Quarterly Reports on Form 10-Q, respectively, prior to their filing with the SEC;

•	Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such review;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing before release the unaudited quarterly financial results in the Company’s quarterly earnings release;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

•	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Reviewing and approving in advance any proposed related party transactions;

•	Reviewing its own charter, structure, processes and membership requirements;

•	Reviewing its own performance annually;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it, and will report, at least annually, to the Board regarding the Audit Committee’s examinations and recommendations.

The Audit Committee is authorized to conduct any investigation appropriate to fulfilling its responsibilities, with full access to all books, records, facilities and personnel of the Company, and may retain, at the Company’s expense, legal, accounting and other experts as it deems necessary to assist it in conducting any such investigation.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

COMPENSATION:

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as recommended by the Board’s Nominating and Governance Committee or as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

EXHIBIT B

NEW FOCUS, INC.

2000 DIRECTOR OPTION PLAN

(Amended on May 28, 2003)

1.    Purposes of the Plan.    The purposes of this 2000 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be nonstatutory stock options.

2.    Definitions.    As used herein, the following definitions shall apply:

(a)  “Board” means the Board of Directors of the Company.

(b)  “Change of Control” means the occurrence of any of the following events:

(i)  Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)  The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(c)  “Code” means the Internal Revenue Code of 1986, as amended.

(d)  “Common Stock” means the common stock of the Company.

(e)  “Company” means New Focus, Inc., a Delaware corporation.

(f)  “Director” means a member of the Board.

(g)  “Disability” means total and permanent disability as defined in section 22(e)(3) of the Code.

(h)  “Employee” means any person, including officers and Directors employed by the Company, or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(i)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq National Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii)  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(k)  “Inside Director” means a Director who is an Employee.

(l)  “IPO Effective Date” means the date upon which the Securities and Exchange Commission declares the initial public offering of the Company’s Common Stock as effective.

(m)  “Option” means a stock option granted pursuant to the Plan.

(n)  “Optioned Stock” means the Common Stock subject to an Option.

(o)  “Optionee” means a Director who holds an Option.

(p)  “Outside Director” means a Director who is not an Employee.

(q)  “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(r)  “Plan” means this 2000 Director Option Plan.

(s)  “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(t)  “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

3.    Stock Subject to the Plan.    Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 500,000 Shares (the “Pool”).

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.    Administration and Grants of Options under the Plan.

(a)  Procedure for Grants.    All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(i)  No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options.

(ii)  Each person who first becomes an Outside Director on or after the IPO Effective Date, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy shall be automatically granted an Option to purchase up to 25,000 Shares (the “First Option”) on the date he or she first becomes an Outside Director; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

(iii)  Each Outside Director shall be automatically granted an Option to purchase 10,000 Shares (a “Subsequent Option”) on each annual meeting of the stockholders of the Company occurring after the end of the Company’s fiscal year 2002, if immediately after such meeting, he or she shall continue to serve on the Board and shall have served on the Board for at least the preceding six (6) months.

(iv)  Notwithstanding the provisions of subsections (ii) and (iii) hereof, any exercise of an Option granted before the Company has obtained shareholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 16 hereof.

(v)  The terms of a First Option granted hereunder shall be as follows:

(1)  the term of the First Option shall be ten (10) years.

(2)  the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

(3)  the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option.

(4)  subject to Section 10 hereof, 20% of the Shares subject to the First Option become exercisable on each anniversary from the date of grant, provided that the Optionee continues to serve as a Director on such dates.

(vi)  The terms of a Subsequent Option granted hereunder shall be as follows:

(1)  the term of the Subsequent Option shall be ten (10) years.

(2)  the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

(3)  the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option.

(4)  subject to Section 10 hereof, 100% percent of the Shares subject to the Subsequent Option become exercisable on the one year anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

(vii)  In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

5.    Eligibility.    Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4 hereof.

The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.

6.    Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

7.    Form of Consideration.    The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an option have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

8.    Exercise of Option.

(a)  Procedure for Exercise; Rights as a Shareholder.    Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)  Termination of Continuous Status as a Director.    Subject to Section 10 hereof, in the event an Optionee’s status as a Director terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(c)  Disability of Optionee.    In the event Optionee’s status as a Director terminates as a result of Disability, the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(d)  Death of Optionee.    In the event of an Optionee’s death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

9.    Non-Transferability of Options.    The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

10.    Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)  Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

(b)  Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

(c)  Change of Control.    In the event of a Change of Control, each outstanding Option held by an Outside Director shall vest and become exercisable in full as to all of the Optioned Stock, including Shares as to which the Outside Director would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable as provided in this paragraph, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

11.    Amendment and Termination of the Plan.

(a)  Amendment and Termination.    The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)  Effect of Amendment or Termination.    Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

12.    Time of Granting Options.    The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

13.    Conditions Upon Issuance of Shares.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

15.    Option Agreement.    Options shall be evidenced by written option agreements in such form as the Board shall approve.

16.    Shareholder Approval.    The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.

DETACH HERE

PROXY

NEW FOCUS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 28, 2003

By signing the proxy, the undersigned hereby appoints Nicola Pignati and William L. Potts, Jr., jointly and severally, as proxies, with power of substitution, to vote all shares of New Focus, Inc. common stock which the undersigned is entitled to vote on all matters which may properly come before the 2003 Annual Meeting of Stockholders of New Focus, Inc., or any adjournment thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

NEW FOCUS, INC.

C/O EQUISERVE

P.O. BOX 43068

PROVIDENCE, RI 02940

VOTE BY TELEPHONE:

It’s fast, convenient, and immediate!

Call Toll-Free on a Touch-Tone Phone

1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps by 12:00 a.m. (EDT) May 28, 2003:

1.	Read the accompanying Proxy Statement and Proxy Card.

2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).

3.	Enter your Voter Control Number located on your Proxy Card above your name.

4.	Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!

CALL 1-877-PRX-VOTE anytime!

VOTE BY INTERNET:

It’s fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps by 12:00 a.m. (EDT) May 28, 2003:

1.	Read the accompanying Proxy Statement and Proxy Card.

2.	Go to the Website http://www.eproxyvote.com/nufo

3.	Enter your Voter Control Number located on your Proxy Card above your name.

4.	Follow the instructions provided.

YOUR VOTE IS IMPORTANT!

Go to http://www.eproxyvote.com/nufo anytime!

VOTE BY MAIL:

Mark, sign and date your proxy card and return it in the postage-paid envelope.

If you vote by Telephone or Internet, you do NOT need to return your proxy card.

DETACH HERE

☒    PLEASE MARK

        VOTES AS IN

        THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.	Election of one director for a three-year term.

NOMINEE:    (01) Dr. Peter F. Bordui

FOR NOMINEE	☐	☐	WITHHELD FROM NOMINEE

NOMINEE:    (02) Don G. Hallacy

FOR NOMINEE	☐	☐	WITHHELD FROM NOMINEE

2.	The amendment of the 2000 Director Option Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	The Appointment of Ernst & Young LLP as Independent Auditors.

FOR ☐	AGAINST ☐	ABSTAIN ☐

THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ITEMS 1 AND 2, AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING    ☐

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.

Signature:	Date:

Signature:	Date: